                                                                     EXHIBIT A


                       AGREEMENT REGARDING JOINT FILING

         The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, Biotechnology Value Fund II, L.P., a Delaware limited partnership, BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the information required by this amendment to Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  January 7, 2000

          BIOTECHNOLOGY VALUE FUND, L.P.

          By:  BVF Partners L.P., its general partner

               By:  BVF Inc., its general partner


                    By: /s/ Mark N. Lampert
                        -----------------------
                        Mark N. Lampert
                        President

          BIOTECHNOLOGY VALUE FUND II, L.P.

          By:  BVF Partners L.P., its general partner

               By:  BVF Inc., its general partner


                    By: /s/ Mark N. Lampert
                        -----------------------
                        Mark N. Lampert
                        President

          BVF PARTNERS L.P.

          By:  BVF Inc., its general partner


               By: /s/ Mark N. Lampert
                   -----------------------
                   Mark N. Lampert
                   President

          BVF INC.


               By: /s/ Mark N. Lampert
                   -----------------------
                   Mark N. Lampert
                   President